UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 26, 2010

CORN PRODUCTS INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-13397	22-3514823
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

5 Westbrook Corporate Center, Westchester, Illinois	60154-5749
(Address of Principal Executive Offices)	(Zip Code)

(708) 551-2600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)  Action with respect to Certain Compensatory Plans.

On January 26, 2010, the Compensation Committee (the “Committee”) of the Board of Directors of Corn Products International, Inc. (the “Company”) took certain actions relating to compensatory plans in which the Company’s “named executive officers” participate.  The actions relating to compensation of Ilene S. Gordon, the Company’s principal executive officer, were recommended by the Committee to the Company’s independent, outside, non-employee directors who approved those actions on January 27, 2010.  For purposes of this Report on Form 8-K such “named executive officers” consist of the Company’s principal executive officer, principal financial officer and the other executive officers for whom disclosure was required in the Company’s most recent filing with the Securities and Exchange Commission that required disclosure pursuant to Item 402(c) of Regulation S-K.

Approval of Cash Incentive Bonuses for 2009 under Annual Incentive Plan

The Committee approved annual cash bonuses earned in 2009 for the Company’s named executive officers (the “2009 AIP Bonuses”).  The 2009 AIP Bonuses were earned based upon the achievement of performance goals established by the Committee in early 2009.  The Committee exercised its discretion to not include the impact of $1.45 per diluted common share of the previously disclosed $1.47 per diluted common share impairment and restructuring charges incurred in 2009 in the calculation of earnings per share for purposes of determining 2009 performance under the Annual Incentive Plan.

The 2009 AIP Bonuses approved for the named executive officers were as follow:

Ilene S. Gordon	$635,000
Cheryl K. Beebe	$370,000
Jack C. Fortnum	$380,000
Jorge L. Fiamenghi	$371,000
John F. Saucier	$171,000

Setting of Performance Criteria for Cash Bonuses for 2010 under Annual Incentive Plan

The Committee established the performance criteria applicable for cash incentives that certain employees are eligible to earn for 2010 under the Company’s Annual Incentive Plan (“2010 AIP Bonuses”).  Participants are eligible to earn bonuses for 2010 ranging from 0% to 200% of target depending on whether and to what extent the goals established by the Committee are attained.

For the named executive officers, 2010 AIP Bonuses will be determined on the basis of earnings per share (50%), cash flow from operations (25%) and personal objectives (25%) goals, in the case of Ilene S. Gordon and Cheryl K. Beebe, and earnings per share (30%), divisional operating income (20%), cash flow from operations (25%) and personal objectives (25%) goals, in the case of Jack C. Fortnum, Jorge L. Fiamenghi and John F. Saucier, as approved by the Committee.

Award of Performance Shares under Stock Incentive Plan

The Committee also approved the award of performance shares (“Performance Shares”) to certain executive officers, including the named executive officers, under the Company’s Stock Incentive Plan.  The Performance Shares may be settled only in shares of the Company’s common stock (“Common Stock”).  The number of shares of Common Stock, if any, that recipients of Performance Share awards will receive in relation to such awards will be based 50% upon the extent to which the Company attains the total shareholder return (as measured against a peer-group of 20 companies) goal and 50% upon the extent to which the Company attains or exceeds its cost of capital for the three-year cycle beginning on January 1, 2010 and ending on December 31, 2012 and can vary from no shares to 200% of the number of shares awarded.   The target awards to the named executive officers were as follow:

Executive Officer	Shares

Ilene S. Gordon	47,500
Cheryl K. Beebe	15,100
Jack C. Fortnum	17,400
Jorge L. Fiamenghi	10,000
John F. Saucier	8,900

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORN PRODUCTS INTERNATIONAL, INC.

Date: February 1, 2010	By:	/s/ Cheryl K. Beebe
Cheryl K. Beebe
Vice President and Chief Financial Officer